Exhibit 10.26

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of and effective as of this 16th day of March, 2007, by and between TREX COMPANY, INC., a Delaware corporation (sometimes hereinafter referred to herein as “Trex Inc.”), and BRANCH BANKING AND TRUST COMPANY, a North Carolina state banking corporation, successor by merger to Branch Banking and Trust Company of Virginia (hereinafter referred to herein as the “Bank”).

Trex Inc., TREX Company, LLC, a Delaware limited liability company (“TREX LLC”), and the Bank are the original parties to that certain Credit Agreement dated as of June 19, 2002, as amended by a First Amendment to Credit Agreement dated as of August 29, 2003, as further amended by a Second Amendment to Credit Agreement dated as of September 30, 2004, as further amended by a Third Amendment to Credit Agreement dated as of March 31, 2005, as further amended by a Fourth Amendment to Credit Agreement dated as of July 25, 2005, as further amended by a Fifth Amendment to Credit Agreement dated as of December 31, 2005, as further amended by a Sixth Amendment to Credit Agreement dated as of November 9, 2006, as further amended by a Seventh Amendment to Credit Agreement dated as of December 31, 2006 (the “Seventh Amendment”) (as so amended and as it may hereafter be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”). Subject to the terms and conditions contained in the Credit Agreement, the Bank agreed to extend to Trex Inc. and TREX LLC (i) a revolving credit facility, with a letter of credit subfacility, in the aggregate amount of $100,000,000 for working capital financing of Trex Inc.’s and TREX LLC’s accounts receivable and inventory, to purchase new equipment and/or for other general corporate purposes of Trex Inc. and TREX LLC, (ii) a term loan facility in the amount of $9,570,079.88 to refinance the Winchester Property (as defined in the Credit Agreement), and (iii) a term loan facility in the amount of $3,029,920.12 to finance existing improvements to the Winchester Property. Effective December 31, 2002, TREX LLC merged with and into Trex Inc., with Trex Inc. being the surviving entity. As a result of such merger, Trex Inc. is the sole borrower under the Credit Agreement and shall hereinafter sometimes be referred to in this Amendment as the “Borrower.”

In connection with and as contemplated in the Seventh Amendment, the Borrower has executed and delivered, to the Bank collateral and other documents required by the Bank to secure the Revolving Credit Loan Obligations and the obligations of the Borrower under the Note Agreement with a Lien on the Borrower’s Accounts and Inventory. In connection therewith, the Credit Agreement requires certain additional modifications.

Accordingly, the Borrower and the Bank hereby agree as follows:

1. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. Clause 7 of Section 2.01(c)ii. of the Credit Agreement is hereby deleted in its entirety and the following clause is substituted in its place:

7. the account receivable does not arise out of sales on a bill-and-hold, guaranteed sale, sale or return, sale on approval or consignment basis (excluding sales pursuant to consignment arrangements with Home Depot U.S.A., Inc., a Delaware corporation (“The Home Depot”), or Lowe’s Companies, Inc., a North Carolina corporation (“Lowe’s”)) and the account receivable is not subject to any known right of return, set-off or charge-back;

3. Clause (viii) of Section 2.01(c)iii. of the Credit Agreement is hereby deleted in its entirety and the following clause is substituted in its place:

(viii) which has not been consigned to any Person other than The Home Depot or Lowe’s,

4. Section 2.01(c)iii. of the Credit Agreement is hereby amended by inserting the following sentence at the end of such Section:

Notwithstanding clause (viii) above, the value of Eligible Inventory (A) consisting of Eligible Inventory consigned to The Home Depot shall be equal to the lesser of (i) the actual value of the Eligible Inventory consigned to The Home Depot and (ii) $999,999.99, provided that if the value of the Eligible Inventory consigned to The Home Depot is equal to or greater than $1,000,000 and the Borrower has fully complied with and remains in full compliance with all of the requirements set forth in Sections 4.4(d) and 5.3(a) of the Security Agreement applicable to Inventory consigned to The Home Depot, sub-clause (ii) shall not apply and (B) consisting of Eligible Inventory consigned to Lowe’s shall be equal to the lesser of (i) the actual value of the Eligible Inventory consigned to Lowe’s and (ii) $999,999.99, provided that if the value of the Eligible Inventory consigned to Lowe’s is equal to or greater than $1,000,000 and the Borrower has fully complied with and remains in full compliance with all of the requirements set forth in Sections 4.4(e) and 5.3(a) of the Security Agreement applicable to Inventory consigned to Lowe’s, sub-clause (ii) shall not apply.

5. Section 3.01(a) of the Credit Agreement is hereby deleted in its entirety and the following Section is substituted in its place:

Section 3.01 Revolving Credit Collateral. The Revolving Credit Loan Obligations shall be secured as follows:

(a) A first priority security interest in and lien on the Borrower’s accounts, inventory, and books and records related thereto, whether now owned of hereafter acquired and wherever located, as more particularly described in the Security Agreement; and

6. Section 4.02(b)(ii) of the Credit Agreement is hereby deleted in its entirety and the following Section is substituted in its place:

(ii) with respect to the Borrower’s first request for a Revolving Loan after each occurrence of any fire, theft, water damage, vandalism or other damage to or loss of any Inventory for which insurance proceeds are paid to the Borrower or the Collateral Agent, the Borrower shall have executed and delivered to the Bank a new Borrowing Base Certificate based on information as of the date of such request;

7. Section 6.03(b) of the Credit Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

(b) Insurance. In addition to the insurance requirements set forth in the Deed of Trust and the Security Agreement, the Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance with financially sound and responsible companies in such amounts (and with such risk retentions and with such deductibles) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate, and the Borrower will maintain not less than $64,000,000 of business interruption insurance at all times (or such lesser amount as the Bank may agree to in its reasonable discretion). Subject to the terms of the Security Agreement, the Bank shall be named as loss payee and additional insured on all such insurance policies insuring the Collateral (as defined in the Security Agreement). Subject to the terms of the Security Agreement, not less frequently than annually and more frequently if the Bank shall so request, the Borrower shall deliver to the Bank certificates evidencing that it is named as loss payee and additional insured on all such insurance and the Borrower shall promptly deliver such other information as the Bank shall reasonably request from time to time.

8. Section 6.07(l) of the Credit Agreement is hereby deleted in its entirety and the following Section is substituted in its place:

(l) Liens existing as of March 16, 2007 and set forth on Schedule 4.9 to the Security Agreement, and the extension, renewal or replacement of any such Lien, provided that (i) such Lien attaches only to the same property as the original Lien, (ii) the principal amount of Debt secured by such Lien is not increased and (iii) at the time of such extension, renewal or replacement, no Default or Event of Default shall have occurred and be continuing;

9. Section 6.07 of the Credit Agreement is hereby amended by inserted the following Section, labeled Section 6.07(m), between Sections 6.07(l) and 6.07 (n):

(m) [Reserved].

10. Section 6.07(n) of the Credit Agreement is hereby deleted in its entirety and the following Section is substituted in its place:

(n) Liens on the Revolving Credit Loan Collateral securing Debt incurred within the limitations of Section 6.08(v);

11. Clause (v) of Section 6.08 of the Credit Agreement is hereby deleted in its entirety and the following clause is substituted in its place:

(v) additional secured Facility Debt incurred after the Closing Date, provided that at the time such additional Facility Debt is incurred (1) no Default or Event of Default shall have occurred or will occur as a result of the incurrence of such Facility Debt, (2) the aggregate principal amount of such additional Facility Debt is not greater than $10,000,000, and (3) all the holders of such additional Facility Debt (and all of the holders of the Liens securing such additional Facility Debt) shall have become parties to the Intercreditor Agreement;

12. The definition of the term, “Collateral,” contained in the Definitions Appendix to the Credit Agreement is hereby deleted in its entirety and the following definition is substituted in its place:

“Collateral” means, collectively, the Winchester Property, as more particularly described in the Deed of Trust and the collateral described in the Security Agreement.

13. The definition of the term, “Loan Documents,” contained in the Definitions Appendix to the Credit Agreement is hereby deleted in its entirety and the following definition is substituted in its place:

“Loan Documents” means this Agreement, the Notes, the Deed of Trust, the Security Agreement, all related financing statements, the Letter of Credit Applications, the ISDA Master Agreement, the Intercreditor Agreement, the Services Agreement, each subsidiary guaranty executed and delivered pursuant to Section 6.23 hereof, and each other document, instrument or agreement executed and delivered by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as amended, restated, supplemented or otherwise modified from time to time.

14. The definition of the term, “Revolving Credit Loan Obligations,” contained in the Definitions Appendix to the Credit Agreement is hereby deleted in its entirety and the following definition is substituted in its place:

“Revolving Credit Loan Obligations” means:

(i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the Revolving Loan, Letters of Credit, fees payable or reimbursement obligations under, or any note issued pursuant to, the Letters of Credit or the Revolving Loan;

(ii) all other amounts now or hereafter payable by the Borrower and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the part of the Borrower pursuant to the Letters of Credit or the Revolving Note; and

(iii) all renewals, modifications, consolidations or extensions of or to each of the obligations described in clauses (i) to and including (ii) above.

15. The Definitions Appendix to the Credit Agreement is hereby amended by inserting the following terms in the correct alphabetical order in the Definitions Appendix:

“Collateral Agent” means Branch Banking and Trust Company, a North Carolina banking corporation, in its capacity as collateral agent under the Security Agreement and the Intercreditor Agreement, and any successor.

“Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement dated as of March 16, 2007, by and among the Collateral Agent, the Bank, and the noteholders party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Revolving Credit Loan Collateral” means, collectively, all of the collateral described in the Security Agreement.

“Revolving Credit Loan Collateral Documents” mean, collectively, the Security Agreement and all guaranties that secure the Revolving Credit Loan Obligations.

“Security Agreement” means the Security Agreement, dated as of March 16, 2007, substantially in the form of Exhibit H-1 hereto, between the Borrower and the Collateral Agent, that secures, inter alia, the Revolving Credit Loan Obligations, as it may be amended, restated, supplemented or otherwise modified from time to time.

16. Exhibit H to the Credit Agreement is hereby deleted in its entirety and a new Exhibit, which is attached to this Amendment and labeled Exhibit H-1, is substituted in its place.

17. The Borrower hereby represents and warrants to the Bank (which representations and warranties shall survive the execution and delivery of this Amendment) that:

(a) It is in compliance with all of the terms, covenants and conditions of the Credit Agreement, as amended by this Amendment, and each of the other Loan Documents.

(b) There exists no Default or Event of Default under the Credit Agreement, as amended by this Amendment, and no event has occurred or condition exists which, with the giving of notice or lapse of time, or both, would constitute such a Default or Event of Default.

(c) The representations and warranties contained in Article V of the Credit Agreement are, except to the extent that they relate solely to an earlier date or except to the extent that they relate solely to TREX LLC, true in all material respects with the same effect as though such representations and warranties had been made on the date of this Amendment.

(d) The execution, delivery and performance by the Borrower of this Amendment, the Security Agreement, the landlord lien waivers required by Section 4.4 of the Security Agreement, the consignee agreement between the Bank and The Home Depot (in the form attached hereto as Exhibit K-1), the consignment agreement between the Bank and Lowe’s (in the form attached hereto as Exhibit K-2), and the Intercreditor Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene or constitute (with or without the giving of notice or lapse of time or both) a default under any provision of applicable law or of the organizational documents of the Borrower or any Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Borrower or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries other than a Lien in favor of the Collateral Agent as provided in the Security Agreement.

(e) This Amendment, the Security Agreement and the Intercreditor Agreement constitute, and the landlord lien waivers required by Section 4.4 of the Security Agreement and the two consignee agreements described in paragraph 17(d) of this Amendment when executed and delivered by the Borrower will constitute, the valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(f) Except as set forth on Schedule 5.05 to the Credit Agreement, there is no material action, suit, proceeding or investigation pending against, or to the knowledge of the Borrower threatened against, contemplated or affecting, the Borrower or any of its Subsidiaries before any court, arbitrator or governmental body, agency or official which has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or which in any manner draws into question the validity or enforceability of this Amendment, the Security Agreement, the landlord lien waivers required by Section 4.4 of the Security Agreement, the two consignee agreements described in paragraph 17(d) of this Amendment, the Intercreditor Agreement or any of the other Loan Documents, and there is no basis known to the Borrower or any of its Subsidiaries for any such action, suit, proceeding or investigation.

18. The Bank’s agreement to enter into this Amendment is subject to the following conditions precedent:

(a) The Borrower shall have executed and delivered to the Bank this Amendment and the Security Agreement in the form of Exhibit H-1 attached hereto with the blanks therein appropriately completed.

(b) The Borrower shall have executed and delivered and caused each of the other parties to the Intercreditor Agreement to have executed and delivered the Intercreditor Agreement.

(c) The Borrower shall have caused appropriate Financing Statements (Form UCC-l or such other financing statements or similar notices as shall be required by local law) appropriately completed for filing under the Uniform Commercial Code or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Bank, to perfect the Liens purported to be created by the Security Agreement.

(d) The Borrower shall have provided to the Bank, or caused to be provided to the Bank, copies of reports from UCC Retrievals or other independent search service reasonably satisfactory to the Bank listing all effective financing statements that name the Borrower (under its present name and any previous name and, if requested by the Bank, under any trade names) as debtor or seller that are filed in Delaware, together with copies of such financing statements filed in Delaware (none of which shall cover the Collateral (as that term is defined in the Security Agreement)) except to the extent evidencing Permitted Liens or for which the Bank shall have received financing statement amendments (Form UCC-3) or such other termination statements as shall be required by local law and written authority to file the same.

(e) The Borrower shall have delivered to the Bank true, correct and complete copies of the consignment agreements and all other documents related to the consignment arrangements between the Borrower and each of The Home Depot and Lowe’s.

(f) The Borrower shall have caused to be filed appropriate Financing Statements appropriately completed for filing under the Uniform Commercial Code of each jurisdiction in which the filing of a financing statement may be required, or reasonably requested by the Bank, naming each of The Home Depot and Lowe’s as debtor, the Borrower as secured party and the Collateral Agent as assignee, to perfect the Borrower’s Lien in that portion of the Collateral that has been consigned to each of The Home Depot and Lowe’s.

(g) The Borrower shall have provided to the Bank, or caused to be provided to the Bank, copies of reports from an independent search service reasonably satisfactory to the Bank listing all effective financing statements that name The Home Depot as debtor that are filed in Delaware, together with copies of such financing statements filed in Delaware. In addition, the Borrower shall have provided to the Bank copies of all notices that the Borrower has sent to secured parties of record disclosed by such reports that have filed financing statements covering inventory of The Home Depot manufactured by the Borrower, which notices shall be in form and substance satisfactory to the Bank.

(h) The Borrower shall have provided to the Bank, or caused to be provided to the Bank, copies of reports from an independent search service reasonably satisfactory to the Bank listing all effective financing statements that name Lowe’s as debtor that are filed in North Carolina, together with copies of such financing statements filed in North Carolina. In addition, the Borrower shall have provided to the Bank copies of all notices that the Borrower has sent to secured parties of record disclosed by such reports that have filed financing statements covering inventory of Lowe’s manufactured by the Borrower, which notices shall be in form and substance satisfactory to the Bank.

(i) The Bank shall have received a favorable opinion of counsel to the Borrower addressed to the Bank, dated as of the date hereof and satisfactory in form and substance to the Bank, as to the due authorization, execution, delivery and enforceability of this Amendment, the Security Agreement and the Intercreditor Agreement, the perfection of the Collateral Agent’s security interest in the Revolving Credit Loan Collateral, the perfection of the Borrower’s security interest in that portion of the Collateral that has been consigned to each of The Home Depot and Lowe’s, and such other matters as the Bank shall reasonably request.

(j) The Borrower shall have executed and delivered, or caused to be executed and delivered, to the Bank such other and further documents, certificates, opinions and other papers as the Bank shall reasonably request; and the Borrower shall have paid all fees due to the Bank.

19. Except as expressly amended hereby, the terms of the Credit Agreement shall remain in full force and effect in all respects, and the Borrower hereby reaffirms its obligations under the Credit Agreement, as amended by this Amendment, and each of the other Loan Documents. The Borrower hereby waives any claim, cause of action, defense, counterclaim, setoff or recoupment of any kind or nature that it may assert against the Bank arising from or in connection with the Credit Agreement, as amended by this Amendment, any of the Loan Documents, or the transactions contemplated thereby or hereby that exist on the date hereof or arise from facts or actions occurring prior hereto or on the date hereof. Nothing contained in this Amendment shall be construed to constitute a novation with respect to the obligations described in the Credit Agreement.

20. All references to the Credit Agreement in any of the Loan Documents, or any other documents or instruments that refer to the Credit Agreement, shall be deemed to be references to the Credit Agreement as amended by this Amendment.

21. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

22. Any Dispute arising out of or related to this Amendment or any of the other Loan Documents shall be resolved by binding arbitration as provided in Section 9.07 of the Credit Agreement. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY DISPUTE.

23. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

24. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower shall not have the right to assign any of its rights or obligations under or delegate any of its duties under the Credit Agreement, as amended by this Amendment, or any of the other Loan Documents.

25. The Borrower hereby agrees that it will pay on demand all out-of-pocket expenses incurred by the Bank in connection with the preparation of this Amendment and the preparation, review, negotiation and filing of any of the documents described in Section 16 hereof, and any other related documents, including but not limited to the fees and disbursements of counsel for the Bank.

26. This Amendment represent the final agreement between the Borrower and the Bank with respect to the subject matter hereof, and may not be contradicted, modified or supplemented in any way by evidence of any prior or contemporaneous written or oral agreements of the Borrower and the Bank.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be executed by their duly authorized officers under seal as of the date first written above.

TREX COMPANY, INC.

By:	/s/ Paul D. Fletcher	(SEAL)
Name:	Paul D. Fletcher
Title:	Senior Vice President and Chief Financial Officer

BRANCH BANKING AND TRUST COMPANY

By:	/s/ David A. Chandler	(SEAL)
Name:	David A. Chandler
Title:	Senior Vice President

Exhibit K-1—Consignment Agreement (The Home Depot)

Exhibit K-2—Consignment Agreement (Lowe’s)

EXHIBIT K-1

[BB&T LETTERHEAD]

March     , 2007

Home Depot U.S.A., Inc.

2455 Paces Ferry Road

Atlanta, Georgia 30339

Attention: MVP Lumber

Re:	Trex Company, Inc. (the “Company”)

Ladies and Gentlemen:

We refer to the [Products Handling Agreement] dated March     , 2007 by and between Home Depot U.S.A., Inc. (“The Home Depot”) and the Company (such agreement, as amended, restated, replaced, supplemented or otherwise modified, the “Consignment Agreement”). Pursuant to the Consignment Agreement, the Company and The Home Depot agreed that the Company will store certain of the Company’s inventory (as defined in the Uniform Commercial Code) (such inventory, the “Consigned Inventory”) at one or more of The Home Depot’s distribution centers (collectively, the “Consignee Facilities”) for the purpose of facilitating The Home Depot’s purchase of the Consigned Inventory.

Pursuant to a Security Agreement dated March     , 2007 (such security agreement, as amended, restated, replaced, supplemented or otherwise modified, the “Security Agreement”), the Company has granted to Branch Banking and Trust Company, as collateral agent (“Collateral Agent”) a security interest in, among other collateral, all of the Company’s inventory (as defined in the Uniform Commercial Code), accounts (as defined in the Uniform Commercial Code) and all proceeds thereof (including the books and records related to or referring to any of the inventory or accounts), whether now owned or hereafter acquired (collectively, the “Collateral”). Because the Collateral includes the Consigned Inventory, Collateral Agent has required The Home Depot’s execution and delivery of this letter agreement.

The Home Depot hereby agrees to and acknowledges the following:

1. The Home Depot hereby acknowledges receipt of notice of Collateral Agent’s security interest in the Consigned Inventory and the Company’s right to receive payments from The Home Depot under, and the Company’s right to enforce its rights under, the Consignment Agreement, and The Home Depot hereby consents to such security interest;

2. The Home Depot has not received written notification of, and The Home Depot has no actual knowledge of, any other security interest, lien or other form of encumbrance (each, a “Lien”) on or with respect to any of the Consigned Inventory, and The Home Depot hereby confirms that it does not have and will not acquire a Lien on the Consigned Inventory;

3. Until title to the Consigned Inventory has passed to The Home Depot as provided in the Consignment Agreement, all of the Consigned Inventory shall remain the property of the Company, shall be marked to indicate that it is owned by the Company, and shall be physically segregated from other goods stored or located at each of the Consignee Facilities;

K-1-1

4. Collateral Agent and its representatives and agents are hereby granted access to each of the Consignee Facilities during normal business hours for the purpose of inspecting the Consigned Inventory, examining the books and records with respect to the Consigned Inventory, and examining such matters as Collateral Agent deems necessary with respect thereto;

5. Upon The Home Depot’s receipt of written notice from Collateral Agent (which notice shall be sent to the address for The Home Depot shown at the beginning of this letter) that a default exists under the Security Agreement (a “Default Notice”), The Home Depot will permit Collateral Agent and its representatives and agents access to each of the Consignee Facilities to inspect the Consigned Inventory and, at Collateral Agent’s sole option, to take possession of the Consigned Inventory. After The Home Depot’s receipt of a Default Notice, The Home Depot shall, unless otherwise notified by Collateral Agent in writing, (i) make all payments then or thereafter due to the Company under the Consignment Agreement to Collateral Agent in accordance with Collateral Agent’s instructions set forth in the Default Notice, without offset, and (ii) provide Collateral Agent all reports, lists, certificates and other papers required to be delivered by The Home Depot to the Company under the Consignment Agreement.

6. The Home Depot shall send to Collateral Agent (at the address shown at the end of this letter) notice of any default or event of default under or with respect to the Consignment Agreement that it sends to the Company.

This letter agreement shall be binding on The Home Depot and its successors and assigns, and shall be for the sole benefit of Collateral Agent and its successors and assigns. No third party shall be a beneficiary of this letter agreement.

Very truly yours,

BRANCH BANKING AND TRUST COMPANY

By:
Name:	David A. Chandler
Title:	Senior Vice President

Address:	Branch Banking and Trust Company
115 N. Cameron Street
Winchester, Virginia 22601
Attention: David A. Chandler

K-1-2

By signing below, The Home Depot hereby acknowledges and agrees to all of the terms and provisions contained in this letter agreement:

HOME DEPOT U.S.A., INC.

By:
Name:
Title:

Acknowledged and Agreed:

Trex Company, Inc.

By:
Name:	Paul D. Fletcher
Title:	Senior Vice President and Chief Financial Officer

K-1-3

EXHIBIT K-2

[BB&T LETTERHEAD]

March     , 2007

Lowe’s Companies, Inc.

1000 Lowe’s Boulevard

Moorefield, North Carolina 28177

Attention: Senior Vice President, Merchandising

Re: Trex Company, Inc. (the “Company”)

Ladies and Gentlemen:

We refer to the Master Standard Buying Agreement dated January 5, 2007 by and between Lowe’s Companies, Inc. (“Lowe’s”) and the Company (such agreement, as amended, restated, replaced, supplemented or otherwise modified, the “Consignment Agreement”). Pursuant to the Consignment Agreement, the Company and Lowe’s agreed that the Company will store certain of the Company’s inventory (as defined in the Uniform Commercial Code) (such inventory, the “Consigned Inventory”) at one or more of Lowe’s distribution centers (collectively, the “Consignee Facilities”) for the purpose of facilitating Lowe’s purchase of the Consigned Inventory.

Pursuant to a Security Agreement dated March     , 2007 (such security agreement, as amended, restated, replaced, supplemented or otherwise modified, the “Security Agreement”), the Company has granted to Branch Banking and Trust Company, as collateral agent (“Collateral Agent”) a security interest in, among other collateral, all of the Company’s inventory (as defined in the Uniform Commercial Code), accounts (as defined in the Uniform Commercial Code) and all proceeds thereof (including the books and records related to or referring to any of the inventory or accounts), whether now owned or hereafter acquired (collectively, the “Collateral”). Because the Collateral includes the Consigned Inventory, Collateral Agent has required Lowe’s execution and delivery of this letter agreement.

Lowe’s hereby agrees to and acknowledges the following:

1. Lowe’s hereby acknowledges receipt of notice of Collateral Agent’s security interest in the Consigned Inventory and the Company’s right to receive payments from Lowe’s under, and the Company’s right to enforce its rights under, the Consignment Agreement, and Lowe’s hereby consents to such security interest;

2. Lowe’s has not received written notification of, and Lowe’s has no actual knowledge of, any other security interest, lien or other form of encumbrance (each, a “Lien”) on or with respect to any of the Consigned Inventory, and Lowe’s hereby confirms that it does not have and will not acquire a Lien on the Consigned Inventory;

3. Until title to the Consigned Inventory has passed to Lowe’s, all of the Consigned Inventory shall remain the property of the Company, shall be marked to indicate that it is owned by the Company, and shall be physically segregated from other goods stored or located at each of the Consignee Facilities;

K-2-1

4. Collateral Agent and its representatives and agents are hereby granted access to each of the Consignee Facilities during normal business hours for the purpose of inspecting the Consigned Inventory, examining the books and records with respect to the Consigned Inventory, and examining such matters as Collateral Agent deems necessary with respect thereto;

5. Upon Lowe’s receipt of written notice from Collateral Agent (which notice shall be sent to the address for Lowe’s shown at the beginning of this letter) that a default exists under the Security Agreement) (a “Default Notice”), Lowe’s will permit Collateral Agent and its representatives and agents access to each of the Consignee Facilities to inspect the Consigned Inventory and, at Collateral Agent’s sole option, to take possession of the Consigned Inventory. After Lowe’s receipt of a Default Notice, Lowe’s shall, unless otherwise notified by Collateral Agent in writing, (i) make all payments then or thereafter due to the Company under the Consignment Agreement to Collateral Agent in accordance with Collateral Agent’s instructions set forth in the Default Notice, without offset, and (ii) provide Collateral Agent all reports, lists, certificates and other papers required to be delivered by Lowe’s to the Company under the Consignment Agreement.

6. Lowe’s shall send to Collateral Agent (at the address shown at the end of this letter) notice of any default or event of default under or with respect to, or of the termination of, the Consignment Agreement that it sends to the Company.

This letter agreement shall be binding on Lowe’s and its successors and assigns, and shall be for the sole benefit of Collateral Agent and its successors and assigns. No third party shall be a beneficiary of this letter agreement.

Very truly yours,

BRANCH BANKING AND TRUST COMPANY

By:
Name:	David A. Chandler
Title:	Senior Vice President

Address:	Branch Banking and Trust Company
115 N. Cameron Street
Winchester, Virginia 22601
Attention: David A. Chandler

K-2-2

By signing below, Lowe’s hereby acknowledges and agrees to all of the terms and provisions contained in this letter agreement:

LOWE’S COMPANIES, INC.

By:
Name:
Title:

Acknowledged and Agreed:

Trex Company, Inc.

By:
Name:	Paul D. Fletcher
Title:	Senior Vice President and Chief Financial Officer

K-2-3